Exhibit 2.2


                               AMENDMENT NO. 1 TO

                          AGREEMENT AND PLAN OF MERGER

            The undersigned, being all of the parties (the "Parties") to the Agreement and Plan of Merger, dated July 20, 2001 (the "Merger Agreement"), by and among MonsterDaata, Inc. , a Delaware corporation ("MonsterDaata"), NeighborhoodFind.com, LLC, a Delaware limited liability company ("NeighborhoodFind") and the members of NeighborhoodFind, desire to amend the Merger Agreement, effective July 31, 2001, as provided herein. Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement.

            WHEREAS, the Parties desire to reduce and reallocate the distribution of MonsterDaata Securities between the Members pursuant to Section 1.5(a) of the Merger Agreement, and to provide for the distribution of MonsterDaata Securities on behalf of the Members to certain Persons who are not Members; and

            WHEREAS, the Parties desire to reallocate between the Members the obligation to have certain of the MonsterDaata Securities otherwise issuable to the Members deposited into an Escrow Fund pursuant to Section 1.7(a) of the Merger Agreement.

            NOW THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows.

1. Amendments. (a) Section 1.5(a)(ii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                                    (ii)  the    membership    interests    of
      NeighborhoodFind (the "NeighborhoodFind Interests") beneficially owned by the Members listed below, which membership interests constitute all of the issued and outstanding membership interests of NeighborhoodFind, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the MonsterDaata Securities specified below (which, in the aggregate, constitutes 25% of the shares of Common Stock outstanding following the Merger on a fully-diluted basis, less 500,000 shares of each of the Common Stock and Series D Preferred Stock, on an as-converted basis):


                              MonsterDaata Securities (on an as-converted basis
                                                  into Common Stock
                              --------------------------------------------------

                         Membership     Shares of                 Warrants to
                          Interest       Series D                  Purchase
                             in         Preferred   Shares of       Common
        Name          NeighborhoodFind    Stock    Common Stock     Stock
        ----          ----------------    -----    -----------   ------------

      Avalon Equity
      Fund L.P.            93.09%       2,378,095    184,967      2,059,136

      Commerce              6.91%           -        405,292       88,804
      Capital, L.P.

      Total                100.00%      2,378,095    590,259     2,147,940
                           =======      =========    =======     =========
      -------------

            (b) The following new section, to be designated subsection 1.5A, is hereby inserted into the Merger Agreement immediately following Section 1.5:

                        1.5A Certain Additional Consideration. Immediately after the Effective Time and upon cancellation of all NeighborhoodFind Interests that were outstanding immediately prior to the Effective Time, MonsterDaata shall issue (a) 192,318 Warrants to the Alpha Group Retirement Plan, (b) 14, 129 Warrants to Matthew T. Green and (c) 70,647 Warrants to Peter C. Marcum.

            (c) The first sentence of Section 1.7(a) is hereby amended and restated in its entirety to read as follows:

                              (a) Immediately after the Effective Time and upon cancellation of all NeighborhoodFind Interests that were outstanding immediately prior to the Effective Time, MonsterDaata shall issue (i) a certificate registered in the name of Avalon Equity Fund L.P. representing 356,714 shares of Series D Preferred Stock (on an as-converted basis into Common Stock) that it shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof, which shall be deposited with the Escrow Agent or its nominee, accompanied by a stock power duly executed in blank, pursuant to the terms of the Escrow Agreement, (ii) a certificate registered in the name of Avalon Equity Fund L.P. representing 27,744 shares of Common Stock, which shall be deposited with the Escrow Agent or its nominee, accompanied by a stock power duly executed in blank, pursuant to the terms of the Escrow Agreement, (iii) a certificate registered in the name of Commerce Capital L.P. representing 60,794 shares of Common Stock, which shall be deposited with the Escrow Agent or its nominee, accompanied by a stock power duly executed in blank, pursuant to the terms of the Escrow Agreement, (iv) certificates registered in the name of such Member representing the MonsterDaata Securities that such Member shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof (less that number of MonsterDaata Securities deposited with the Escrow Agent or its nominee referred to in clauses (i), (ii) and (iii) above).

            (d) The first sentence of Section 11 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  11. Closing. The closing of the Merger (the "Closing") shall occur concurrently with the Effective Time (the "Closing Date"). The Closing shall occur at the law offices of Greenberg Traurig, LLP referred to in Section 13.1 hereof. At the Closing, MonsterDaata shall (i) deliver to the Escrow Agent certificates representing the MonsterDaata Securities to be held pursuant to the Escrow Agreement pursuant to Section 1.7(b),
      (ii) deliver to each Member certificates representing the balance of the MonsterDaata Securities to be issued pursuant to Section 1.5(a)(ii) hereof directly to them pursuant to Section 1.7(b) hereof, and (iii) deliver to the Persons specified in Section 1.5A certificates representing the respective Warrants to be issued to such Persons pursuant to Section 1.5A directly to such Persons.


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


            2. Effectiveness of Amendment. The undersigned do hereby give their written consent to this Amendment No. 1 to the Merger Agreement (this "Amendment"), effective as of the date first written above, in accordance with the foregoing provisions.

            3. Confirmation of Partnership Agreement. Except as set forth in Paragraph 1 of this Amendment, the terms, conditions and agreements set forth in the Merger Agreement are hereby ratified and confirmed and shall continue in full force and effect.

            4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

            5. Binding Effect. This Amendment shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

            6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed as a deed as of the date first written above.


MONSTERDAATA, INC.                    NEIGHBORHOODFIND.COM LLC




By: /s/ Samuel Petteway               By: /s/ Peter Polimino
    -----------------------------         ------------------------------
    Name:  Samuel Petteway                Name:  Peter Polimino
    Title: Chief Executive Officer        Title: Chief Operating Officer
           and President



AVALON EQUITY FUND L.P.               COMMERCE CAPITAL L.P.
By:  Avalon Equity Partners LLC,      By:  Commerce Equity Capital
     its sole general partner              Corporation, its sole general
                                           partner


By: /s/ Benjamin Brandes             By: /s/ Rudy E. Ruark
    -----------------------              -----------------------
    Name:  Benjamin Brandes              Name:  Rudy E. Ruark
    Title: Manager                       Title: Vice President



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